                                                                    EXHIBIT 21.1

21.1    Subsidiaries
--------------------

          All of the below listed subsidiaries of the Company are 100% owned by the Company.

                      Legal Entity                            Incorporation State    Country
----------------------------------------------------------------------------------------------------

Clinical Communications Group, Inc.                           Delaware               US
Clinical Communications Group International, Inc.             Delaware               US
Clinical Communications Holdings, Inc.                        Delaware               US
Clinical Communications, Inc.                                 Delaware               US
GEM Communications, Inc.                                      Connecticut            US
Greenwich Press, Inc.                                         Connecticut            US
Health Products Research, Inc.                                New Jersey             US
Huckleberry Corporation                                       Connecticut            US
Imedex USA, Inc.                                              Georgia                US
MMD, Inc.                                                     New Jersey             US
Promotech Research Associates, Inc.                           Colorado               US
Scientific Exchange, Inc.                                     Connecticut            US
Snyder HealthCare Communications Worldwide, Inc.              Delaware               US
Snyder HealthCare Sales, Inc.                                 New Jersey             US
Clinical Communications                                                              UK
Clinical Communications (UK) Limited                                                 UK
Consultancy Practice Limited                                                         UK
Halliday Jones Sales Limited                                                         UK
Health Products Research (UK) Limited                                                UK
Kestrel Healthcare Limited                                                           UK
Newbury Direct Marketing Services                                                    UK
Palcon Limited                                                                       UK
Partners Andrews Aldridge Limited                                                    UK
Partners BDDH Limited                                                                UK
Rapid Deployment Group Limited                                                       UK
Rapid Deployment Limited                                                             UK
Snyder Healthcare Services                                                           UK
Snyder Limited                                                                       UK
Houdstermaatschappij Boussauw Holding, B.V.                                          Netherlands
Imedex Holding, B.V.                                                                 Netherlands
Imedex Netherlands                                                                   Netherlands
Silver Blue Holding, B.V.                                                            Netherlands
RDL Magyarorszag KFT                                                                 Hungary
Brain Box Company Fuhurngs-und
  Verhaltenstraining GmbH (LLC)                                                      Germany
Co-Pharma Aufsendienst GmbH (LLC)                                                    Germany
MKM Infothek Gesellschaft fur Marktanalysen mbH                                      Germany
MKM Marketinginstitut GmbH (LLC)                                                     Germany

                                                                    Exhibit 21.1
                                                                    ------------

                      Legal Entity                            Incorporation State    Country
----------------------------------------------------------------------------------------------------

MKM Verlagsgesellschaft mbH                                                          Germany
Snyder SGA GmbH                                                                      Germany
Snyder SGRE GmbH                                                                     Germany
Actimed SARL                                                                         France
Actipharm SARL                                                                       France
Cli Pharma S.A.                                                                      France
I.E.P.V.M. SARL (Ex. I.P.V.M.)                                                       France
Informed SARL                                                                        France
Laboratorie Socopharm SARL                                                           France
Locaplaisance EURL                                                                   France
Marques Pharma S.A.                                                                  France
Medicapharma SARL                                                                    France
Pharmacom SARL                                                                       France
Pharmafi (Ex Socopharm SARL)                                                         France
Pharmafi, SA (Publimed Subsidiary)                                                   France
Pharminfo SARL (Ex Pharminter)                                                       France
Promosante SARL                                                                      France
Publimed Promo, SA                                                                   France
Publimed SARL                                                                        France
Publipharma  SARL                                                                    France
Ramax, SA (Publimed Parent)                                                          France
Raymat Finance S.A.                                                                  France
S.A. Hotel Royal Navarin                                                             France
S.A. Publimed Promotion                                                              France
S.A. Sogesphar                                                                       France
S.N.V.M. SARL                                                                        France
Snyder Healthcare Services France                                                    France
Snyder Medical Services France                                                       France
W.P.S.D. SARL                                                                        France

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